UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 12, 2009

Stamps.com Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26427	77-0454966
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12959 Coral Tree Place, Los Angeles, CA	90066-7020
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (310) 482-5800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On February 12, 2009, Stamps.com Inc. issued a press release setting forth its financial results for its fourth quarter and fiscal year ended December 31, 2008.  A copy of its press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference.

The information in the press release is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  Kevin Douglas, a Company director since July 2003, provided notice of his resignation of service from the Company's Board of Directors on February 6, 2009 to be effective following the Board's next regularly scheduled meeting on March 13, 2009.  Mr. Douglas resigned to focus on other activities, and his notice of resignation was not related to any disagreement with Company management, with other Board members, or with Stamps.com Inc.'s accounting or operating policies.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

The following exhibit is being furnished herewith:

99.1 Press Release of Stamps.com Inc. dated February 12, 2009 announcing Stamps.com Inc.'s financial results for its fourth quarter and fiscal year ended December 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

February 12, 2009 Date	Stamps.com Inc. (Registrant) /s/ Kenneth McBride (Signature) Kenneth McBride, Chief Executive Officer

Exhibit Index

Exhibit Number	Description
99.1	Press Release of Stamps.com Inc. dated February 12, 2009 announcing Stamps.com Inc.'s financial results for its fourth quarter and fiscal year ended December 31, 2008.